UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                  August 12, 2005

Handleman Company

(Exact Name of Registrant as Specified in Its Charter

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure

On August 12, 2005, Handleman Company issued a press release in which it announced that Wal-Mart made a minor adjustment to the number of stores Handleman Company services, based on Wal-Mart’s periodic business review. As a result, Handleman Company will provide music category management and distribution to 25 fewer Wal-Mart stores in the United States. Handleman Company will now provide category management and distribution to approximately 1,050 Wal-Mart stores in the United States, 250 stores in Canada and 280 stores in the United Kingdom.

For additional information, please see Handleman Company’s Press Release attached as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                     Description

Exhibit 99.1         Press release dated August 12, 2005

Forward-Looking Statements:

This Form 8-K contains forward-looking statements, which are not historical facts. These statements involve risk and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2005 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: August 12, 2005	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer